Exhibit 99.1

Aethlon Medical Announces Fiscal Year End March 31, 2026 Financial Results and Corporate Update

Australian oncology study advances into Cohort 3 as enrollment continues

Entered the third and final dosing cohort of the Australian oncology study, expanded the Hemopurifier intellectual property portfolio, and maintained a focus on managing operating expenses.

Conference Call Today at 4:30 p.m. ET

SAN DIEGO, June 10, 2026 -- Aethlon Medical, Inc. (the Company or Aethlon) (Nasdaq: AEMD), a clinical-stage medical therapeutic company focused on developing products to treat cancer and life-threatening viral infections for which there is no treatment, today reported financial results for its fiscal year ended March 31, 2026, and provided an update on recent developments.

Key Highlights

•	Advanced the Australian oncology study through completion of the first two cohorts and entered the third and final dosing cohort, representing a key clinical milestone toward generating data to inform future development and dosing strategy.

•	Recently treated the first participant in Cohort 3 at Royal North Shore Hospital in Australia. The participant completed three Hemopurifier treatments over a one-week period, marking continued enrollment momentum and execution of the study’s final treatment arm.

•	Advanced preclinical research evaluating Hemopurifier applications in additional disease areas, including rheumatoid arthritis and chronic kidney disease, supporting the expansion of the platform’s potential addressable market beyond oncology and infectious disease.

•	Continued to strengthen the intellectual property portfolio supporting the Hemopurifier platform, including the issuance of patents in the United States and Europe covering potential applications for long COVID and other coronavirus-related conditions, extending patent protection into the 2040s and enhancing long-term platform value.

“Fiscal 2026 was a year of meaningful execution for Aethlon as we advanced our Australian oncology study through the first two cohorts and recently initiated Cohort 3. Advancement into the final cohort represents an important clinical milestone as we work toward generating data that may help define the optimal treatment regimen and guide future development decisions. We also strengthened the Hemopurifier platform through expansion of our intellectual property portfolio and advancement of preclinical research supporting potential applications beyond oncology. Combined with our continued focus on managing operating expenses, these achievements position us to pursue multiple value-creating opportunities across our clinical and research programs.” said James Frakes, Chief Executive Officer and Chief Financial Officer of Aethlon Medical.

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Clinical Update

Clinical Progress in Cancer Trial

Enrollment and treatment of participants in Cohort 2 of the Australian oncology trial have been completed. An independent Data Safety Monitoring Board reviewed the data, identified no safety concerns based on its review of available data, and recommended advancing to the third and final cohort. Screening is actively underway at the three investigative sites for this final cohort where 3-6 participants will be treated with 3 Hemopurifier sessions during a 1-week period. The first participant in Cohort 3 of the study has been enrolled and received three Hemopurifier treatments without any device deficiencies or immediate complications and is now in the follow-up period. Successful enrollment and treatment of the first participant in Cohort 3 maintains the study’s clinical momentum and moves the Company closer to completing enrollment and generating data from all planned dosing regimens.

Serial Extracellular Vesicle and T cell measurements on participants in cohort 2 have been measured by the central lab at the University of Sydney. Formal statistical analyses comparing the effects of the three different Hemopurifier dosing regimens on these parameters will be performed by a CRO at the completion of the trial. This nine-to-18 patient study is designed to evaluate the safety and feasibility of the Hemopurifier treatments and determine the appropriate dosing in participants with solid tumors whose disease is stable or progressing while on a treatment that includes the anti-PD-1 agents, Keytruda® or Opdivo®.

Other Recent Developments

During fiscal 2026, we strengthened our intellectual property portfolio through the issuance of patents in both the United States and Europe covering 2 potential applications of the Hemopurifier for coronavirus-related conditions; excessive clotting known as coagulopathy during acute COVID-19 infection and symptoms of Long COVID. These patents extend protection for certain applications of the Hemopurifier into the 2040s.

In addition, we advanced our preclinical extracellular vesicle (EV) research activities, including studies evaluating removal of EVs in plasma samples from patients with rheumatoid arthritis and chronic kidney disease. These efforts support the Company’s ongoing evaluation of the Hemopurifier’s potential applications across multiple disease categories and may create future opportunities to expand the platform into large markets characterized by significant unmet medical need.

Separately, we continued our evaluation of Hemopurifier compatibility with a simplified blood treatment system being developed by Stavro Medical. Initial testing assessing flow rates and transfer of fluid through the Hemopurifier has been completed, and future studies evaluating removal of surrogate markers for extracellular vesicles by the Hemopurifier using the system are under consideration. We believe this approach could expand potential treatment settings for the Hemopurifier in the future and may improve the scalability and accessibility of treatment if successfully developed and validated.

Subsequent to fiscal year-end, an interview published in IEEE Spectrum featuring Aethlon’s Chief Medical Officer and a physician involved in the treatment of an Ebola virus disease patient with the Hemopurifier during the 2014 outbreak highlighted the Company’s experience with Ebola treatment efforts. In connection with renewed public health interest surrounding recent Ebola outbreaks, we also confirmed the continued availability of our FDA-authorized expanded access (compassionate use) protocol and shared the protocol as well as past in vitro and in vivo data with organizations involved in global and U.S. emerging pathogen preparedness efforts, including the World Health Organization’s R&D Blueprint expert panel and the National Emerging Special Pathogen Training and Education Center.

Financial Results for the Fiscal Year Ended March 31, 2026

As of March 31, 2026, the Company had approximately $5.0 million in cash and cash equivalents, providing resources to support ongoing clinical and research activities.

Subsequent to fiscal year-end, the Company strengthened its balance sheet by raising approximately $1.85 million in net proceeds through its at-the-market program.

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Consolidated operating expenses declined 21.9% year-over-year to approximately $7.3 million, reflecting continued expense discipline and operational efficiency while advancing the Company’s clinical and research priorities compared to $9.3 million for the fiscal year ended March 31, 2025. The decrease was primarily due to $1.1 million reduction in payroll and related expenses, a $500,000 reduction in general and administrative expenses and a $400,000 reduction in professional fees.

Consistent with the reduction in operating expenses, the operating loss for the fiscal year decreased to approximately $7.3 million for fiscal 2026 from $9.3 million in the prior fiscal year.

Other income was approximately $142,000 for the fiscal year ended March 31, 2026, primarily reflecting interest income earned on cash balances, compared to other expense of approximately $4 million in the prior fiscal year. The prior-year amount included approximately $4.7 million of non-cash financing-related charges.

Net loss attributable to our common stockholders was $7.2 million for the fiscal year ended March 31, 2026, compared to net loss of $13.4 million for the fiscal year ended March 31, 2025.

The consolidated balance sheets for March 31, 2026, and March 31, 2025, and the consolidated statements of operations for the fiscal years ended March 31, 2026, and 2025, are included at the end of this release.

Conference Call

Management will host a conference call today, Wednesday, June 10, 2026, at 4:30 p.m. ET to review the Company’s financial results and recent corporate developments. Following management’s formal remarks, there will be a question-and-answer session.

Interested parties can register for the conference call by navigating to https://dpregister.com/sreg/10209612/1042263e8ec. Please note that registered participants will receive their dial-in number upon registration.

Interested parties without internet access or unable to pre-register may dial in by calling:

PARTICIPANT DIAL IN (TOLL FREE): 1-844-836-8741

PARTICIPANT INTERNATIONAL DIAL IN: 1-412-317-5442

All callers should ask for the Aethlon Medical, Inc. conference call.

A replay of the call will be available approximately one hour after the end of the call through July 10, 2026. The replay can be accessed via Aethlon Medical’s website or by dialing 1-855-669-9658 (USA or Canada) or 1-412-317-0088 (international) or Canada toll free at 1-855-669-9658. The replay conference ID number is 7883435.

About the Hemopurifier®

The Aethlon Hemopurifier is an investigational medical device designed to remove enveloped viruses and tumor-derived extracellular vesicles (EVs) from circulation. It is used extracorporeally with a blood pump and combines plasma separation, size exclusion, and affinity binding using a plant lectin resin that targets mannose-rich surfaces found on EVs and viruses. EVs released by solid tumors are believed to play a role in metastasis and the resistance to immunotherapies and chemotherapy. Removal of enveloped viruses and extracellular vesicles has been demonstrated in both in vitro studies and human subjects.

The Hemopurifier holds a U.S. Food and Drug Administration Breakthrough Device Designation for:

The treatment of individuals with advanced or metastatic cancer unresponsive to or intolerant of standard-of-care therapy; and the treatment of life-threatening viruses not addressed with approved therapies.

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About Aethlon Medical, Inc.

Aethlon Medical, Inc. (Nasdaq: AEMD) is a clinical-stage medical device company headquartered in San Diego, California. Aethlon is advancing the Hemopurifier, to address unmet needs in oncology and infectious disease, using a novel platform designed to selectively remove circulation pathogenic targets from biologic fluids.

For more information, visit www.AethlonMedical.com and follow the Company on LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “will,” “projections,” “estimate,” “potentially” or similar expressions constitute forward-looking statements. Forward-looking statements in this release include, among others, statements regarding: the investigational status and potential safety, feasibility, or utility of the Hemopurifier®; the Company’s ability to initiate, enroll, conduct, and complete its clinical trials, including in Australia; the timing, scope, design, and potential outcomes or interpretation of such studies; the Company’s ability to manufacture the Hemopurifier in sufficient quantities for clinical and potential future commercial use; the availability and adequacy of capital to support ongoing operations; statements regarding the Company’s Ebola-related compassionate use activities and any resulting interest from public health organizations; the Company’s collaborative research activities, including rheumatoid arthritis, chronic kidney disease, and other extracellular vesicle- associated conditions; and the Company’s ability to advance or expand its research programs in oncology, infectious diseases, and other conditions associated with extracellular vesicles. Such forward-looking statements are subject to significant risks and uncertainties, and actual results may differ materially from the results anticipated in the forward-looking statements. These forward-looking statements are based upon Aethlon’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Factors that may contribute to such differences include, without limitation, the fact that the cash on hand may not be sufficient to support operations for the next 12 months without additional financing, the Company’s ability to raise additional capital on terms favorable to the Company, or at all; the Company’s ability to successfully complete development of the Hemopurifier; the Company’s ability to successfully demonstrate the utility and safety of the Hemopurifier in cancer and infectious diseases and in the transplant setting; the Company’s ability to achieve and realize the anticipated benefits from operational and financial milestones; the Company’s ability to maintain its Nasdaq listing, the Company’s ability to obtain approval from the Ethics Committee of its third location in Australia, including on the timeline expected by the Company; the Company’s ability to enroll additional patients in its oncology clinical trial in Australia, including on the timeline expected by the Company; the Company’s ability to manage and successfully complete its clinical trials; the Company’s ability to successfully manufacture the Hemopurifier in sufficient quantities for its clinical trials; unforeseen changes in regulatory requirements; the Company’s collaborative research with UCSF Long Covid Clinic; and the Company’s ability to further research potential applications of the Hemopurifier in other EV-associated diseases and other potential risks. The foregoing list of risks and uncertainties is illustrative but is not exhaustive. Additional factors that could cause results to differ materially from those anticipated in forward-looking statements can be found under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2026, and in the Company’s other filings with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except as may be required by law, the Company does not intend, nor does it undertake any duty, to update this information to reflect future events or circumstances. Because the Hemopurifier® is an investigational device, its safety and effectiveness have not been established, and no conclusions should be drawn regarding clinical benefit. The observations contained in this release are from an early feasibility study and should not be interpreted as evidence of clinical benefit or safety beyond the study parameters.

Company Contact:
Jim Frakes
Chief Executive Officer and Chief Financial Officer
Aethlon Medical, Inc.
Jfrakes@aethlonmedical.com

Investor Contact:
Susan Noonan
S.A. Noonan Communications, LLC
susan@sanoonan.com

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AETHLON MEDICAL, INC. AND SUBSIDIARY

Consolidated Balance Sheets

Unaudited

ASSETS

	March 31, 2026	March 31, 2025
CURRENT ASSETS
Cash and cash equivalents	$5,026,458	$5,501,261
Deferred offering costs	210,985	–
Prepaid expenses and other current assets	332,094	448,539

TOTAL CURRENT ASSETS	5,569,537	5,949,800

Property and equipment, net	356,822	676,220
Operating lease right-of-use asset, net	307,820	601,846
Patents, net	–	550
Restricted cash	98,928	97,813
Deposits	–	33,305

TOTAL ASSETS	$6,333,107	$7,359,534

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$384,550	$534,524
Due to related parties	68,250	579,565
Operating lease liability, current portion	336,718	313,033
Other current liabilities	657,317	472,164

TOTAL CURRENT LIABILITIES	1,446,835	1,899,286

Operating lease liability, less current portion	–	336,718

TOTAL LIABILITIES	1,446,835	2,236,004

STOCKHOLDERS' EQUITY

Common stock, $0.001 par value; 100,000,000 shares authorized as of March 31, 2026 and 6,000,000 authorized at March 31, 2025; 1,570,449 shares issued and outstanding at March 31, 2026 and 258,531 shares issued and 201,074 outstanding at March 31, 2025	1,570	259
Additional paid-in capital	180,023,691	173,095,221
Accumulated other comprehensive loss	(32,703)	(17,133)
Accumulated deficit	(175,106,286)	(167,954,817)

TOTAL STOCKHOLDERS' EQUITY	4,886,272	5,123,530

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$6,333,107	$7,359,534

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AETHLON MEDICAL, INC. AND SUBSIDIARY

 Consolidated Statements of Operations and Comprehensive Loss

For the fiscal years ended March 31, 2026 and 2025

Unaudited

	Fiscal Year	Fiscal Year
	Ended 3/31/26	Ended 3/31/25

OPERATING EXPENSES
Professional fees	$1,809,181	$2,224,092
Payroll and related expenses	2,788,005	3,874,092
General and administrative	2,696,445	3,243,181
Total operating expenses	7,293,631	9,341,365

OPERATING LOSS	(7,293,631)	(9,341,365)

OTHER INCOME (EXPENSE), NET
Interest income	156,534	298,122
Other income	–	324,450
Interest expense	(14,372)	(10,109)
Other expense	–	(4,659,188)
Total other income (expense), net	142,162	(4,046,725)

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	(7,151,469)	(13,388,090)

Basic and diluted net loss per share attributable to common stockholders	$(10.61)	$(85.77)

Weighted average number of common shares outstanding - basic and diluted	673,945	156,085

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	(7,151,469)	(13,388,090)

OTHER COMPREHENSIVE LOSS	(15,570)	(10,193)

COMPREHENSIVE LOSS	$(7,167,039)	$(13,398,283)

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